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                                                                     Exhibit 4.1

EXACT SCIENCES CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and subject to the laws of the state of Delaware and to the Certificate of Incorporation and By-Laws of the Corporation, all as in effect from time to time. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

         Vice President and                                           President
         Chief Financial Officer




                           EXACT SCIENCES CORPORATION.

     The Corporation is authorized to issue more than one class of stock. Upon written request, made by the holder of this Certificate, the Corporation will furnish to such holder without charge a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class authorized to be issued, as set forth in the Certificate of Incorporation, as amended.

     For value received, _____________________________ hereby sell, assign and transfer unto _____________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_____________________

                                    ____________________________________________
                                    Notice: The signature to this assignment
                                            must correspond with the name as
                                            written upon the face of the
                                            certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.

                  Signature(s) Guaranteed:  The signature(s) should be
                                            guaranteed by an eligible guarantor
                                            institution (banks, stockbrokers,
                                            savings and loan associations and
                                            credit unions with membership in an
                                            approved signature guarantee
                                            medallion program), pursuant to
                                            S.E.C. Rule 17Ad-15.